UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place 1100 N. Wood Dale Road Wood Dale, Illinois	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On September 28, 2026, AAR CORP., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) by and among the Company, MROH Intermediate Holdco LLC, a Delaware limited liability company (the “Seller”), and MRO Holdings, Inc., a sociedad anónima organized under the laws of the Republic of Panama (“MRO Panama”), pursuant to which, among other things, the Company will acquire from the Seller 6,500 shares, representing 65% of the issued and outstanding shares (the “Acquired Shares”), of MRO Panama (the “Acquisition”). The Company has the option to acquire an additional 5% of the issued and outstanding shares, exercisable at any time prior to or following the closing of the Acquisition (the “Closing”), which is expected to occur in the Company’s fiscal third quarter ending February 2027, subject to receipt of regulatory approvals and satisfaction of other customary closing conditions set forth below.

The aggregate consideration for the Acquired Shares consists of (i) an estimated cash purchase price of $1,819,174,310 (the “Cash Purchase Price”), subject to customary adjustments at and after the Closing for net working capital, indebtedness, cash and transaction expenses, and (ii) 5,783.894 shares of newly designated non-voting Series A Convertible Preferred Stock of the Company, par value $1.00 per share (the “Series A Preferred Stock”), the terms of which are set forth in the form of Certificate of Designations for such Series A Preferred Stock (the “Certificate of Designations”) to be filed by the Company with the Delaware Secretary of State at the time of issuance of the Series A Preferred Stock, which has an agreed value of $780,825,690. The Series A Preferred Stock has no preference over and is pari passu with the Company’s common stock, par value $1.00 per share (the “Common Stock”), with respect to dividends or distributions. At the Closing, the Company will deposit $22,500,000 with an escrow agent to secure post-closing adjustment obligations. The terms of the Series A Preferred Stock are as set forth in the form of Certificate of Designations, attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

The Closing is subject to the satisfaction or waiver of customary closing conditions (the “Closing Conditions”), including, among other things, (i) receipt of applicable regulatory approvals; (ii) the accuracy of the parties’ representations and warranties and performance of their respective covenants, in each case, subject to certain materiality thresholds; (iii) the absence of any Material Adverse Effect (as defined in the Share Purchase Agreement), any injunction or restraint prohibiting the Acquisition, or any pending governmental litigation challenging the Acquisition; (iv) the consummation of certain pre-closing restructuring transactions within MRO Panama’s corporate group; and (v) other customary conditions.

The Share Purchase Agreement contains customary representations, warranties, covenants and agreements. The Share Purchase Agreement requires the Seller to use commercially reasonable efforts to cause MRO Panama and its subsidiaries (the “Group Companies”) to carry on their business activities in the ordinary course of business consistent with past practice in all material respects during the period between execution of the Share Purchase Agreement and Closing (the “Pre-Closing Period”). The Share Purchase Agreement restricts the Seller from causing or permitting the Group Companies to take certain actions during the Pre-Closing Period without the Company’s prior written consent, including, among others, (i) amending organizational documents, (ii) issuing, selling or repurchasing equity securities, (iii) making acquisitions or dispositions of material assets, (iv) declaring or paying dividends or distributions, (v) entering into, amending or terminating material contracts and (vi) making material changes to employee compensation or benefits. In addition, the Seller has agreed to cooperate with the Company in connection with the arrangement, syndication and consummation of certain debt and equity financing, including providing required financial and other information for inclusion in filings of the Company with the Securities and Exchange Commission (the “SEC”). Among other things, from the date of the Share Purchase Agreement until the earlier of the Closing or termination of the Share Purchase Agreement, the Seller and MRO Panama have also agreed not to consummate, solicit, initiate or encourage or facilitate any inquiries or proposals relating to alternate transactions involving MRO Panama or to engage in or continue any discussions or negotiations with respect to alternate transactions involving MRO Panama. The Company has also agreed to conduct its business in the ordinary course during the Pre-Closing Period and is restricted from amending its organizational documents in a manner that would adversely affect the Series A Preferred Stock consideration or entering into any change of control transaction without the Seller’s consent.

The Share Purchase Agreement contains certain termination rights for each of the Company and the Seller, including, among other things, (i) by mutual written consent of the Company and the Seller, (ii) by the Seller, if the Company breaches its representations, warranties or covenants in a manner that would cause the applicable Closing Conditions not to be satisfied and such breach is not cured by the earlier of September 28, 2027 (the “Outside Date”) and 30 days following written notice, (iii) by the Company, if the Seller or MRO Panama breaches its representations, warranties or covenants in a manner that would cause the applicable Closing Conditions not to be satisfied and such breach is not cured within the earlier of the Outside Date and 30 days following written notice, (iv) by either party, if the Closing has not occurred by the Outside Date and (v) by either party, if a final, non-appealable governmental order permanently prohibits the Acquisition; provided that no party may terminate the Share Purchase Agreement if its material breach of its obligations caused the failure of the Closing to occur. The Company has the right to extend the Outside Date to March 28, 2028 upon written notice to the Seller if the conditions set forth in the Share Purchase Agreement have been satisfied, other than certain conditions related to regulatory approvals. If the Company has not exercised its right to extend the Outside Date and if the conditions set forth in the Share Purchase Agreement other than the consummation of certain pre-closing restructuring transactions within MRO Panama’s corporate group have been satisfied, then the Outside Date shall be automatically extended to December 27, 2027. If the Share Purchase Agreement is terminated as a result of the failure to obtain required approvals under applicable competition laws, the Company would be required to pay the Seller, as sole and exclusive remedy (absent fraud or willful breach of the agreement), a termination fee of $100,000,000, or $150,000,000 if the Company has exercised its right to extend the Outside Date. Each party to the Share Purchase Agreement is entitled to specific performance of the terms thereof.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Share Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Seller, MRO Panama or any of their respective affiliates. The representations, warranties and covenants contained in the Share Purchase Agreement were made only for purposes of the Share Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Share Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Share Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Share Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Share Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

Form of Limited Liability Company Agreement of MRO Holdings

At the Closing, a newly formed and wholly owned subsidiary of the Company (“AAR NewCo”), newly formed subsidiaries of Seller (collectively “Seller NewCo”), and a newly formed parent company of MRO Panama (“MRO Holdings”) will enter into an Amended and Restated Limited Liability Company Agreement of MRO Holdings (the “LLC Agreement”). Under the LLC Agreement, AAR NewCo and Seller NewCo will be the members of MRO Holdings, which will hold the equity interests of MRO Panama following the Closing. The LLC Agreement will govern the management and operation of MRO Holdings and the rights and obligations of AAR NewCo and Seller NewCo as members. The LLC Agreement will provide for an eight-member board of managers, with AAR NewCo entitled to designate five managers (including one independent manager), and Seller NewCo entitled to designate three managers for so long as it holds equity securities of MRO Holdings. The AAR NewCo managers will collectively hold a majority of the votes on the board of managers at all times, and AAR NewCo will have the right to increase the size of the board above eight members in its sole discretion (subject to Seller NewCo’s consent when applicable in the following paragraph).

The board of managers will have exclusive authority to manage MRO Holdings, subject to certain matters requiring Seller NewCo’s prior written consent for so long as Seller NewCo holds units of MRO Holdings, including, among other things, (i) amending, waiving or terminating organizational documents of MRO Holdings or its subsidiaries in a manner that would materially and adversely impact Seller NewCo, (ii) creating new classes of equity securities or reclassifying existing equity securities, (iii) declaring or paying any non-pro rata distribution or redemption, or failing to make distributions in accordance with the dividend policy set forth in the LLC Agreement, (iv) changing the income tax status, tax classification or tax accounting methods of MRO Holdings or its subsidiaries or making any internal restructuring or reorganization, in each case that would be reasonably expected to materially and adversely impact Seller NewCo, (v) entering into, amending, modifying or terminating material related-party transactions, subject to specified exceptions, (vi) merging or consolidating MRO Holdings or its subsidiaries, selling all or substantially all of the assets of MRO Holdings or its subsidiaries or consummating an initial public offering, (vii) incurring indebtedness that is not on arm’s-length terms or that would result in MRO Holdings’ consolidated leverage exceeding 4.0x, or entering into any arrangement that would limit the ability of MRO Holdings or its subsidiaries to make distributions or require MRO Holdings to provide credit support for any member’s indebtedness, (viii) voluntarily dissolving, winding up or liquidating MRO Holdings or its subsidiaries and (ix) issuing, selling or granting equity securities of MRO Holdings, in each case subject to specified exceptions.

In addition, until AAR NewCo exercises and closes its second call right (which first becomes exercisable on the third anniversary of the Closing), the LLC Agreement will require Seller NewCo consent for acquisitions by MRO Holdings exceeding $50,000,000 in aggregate consideration, changes to the size or composition of the board of managers or non-representational committees of the board of managers, bankruptcy or insolvency proceedings, equity incentive plans (but not grants thereunder) and joint ventures or similar arrangements exceeding $50,000,000. For so long as Seller NewCo holds at least 10% of the units of MRO Holdings, AAR NewCo and the board of managers will consult with Seller NewCo with respect to the nomination of candidates for replacement of the chief executive officer, chief financial officer and other senior executives. No amendment to the LLC Agreement shall be made without the prior written consent of AAR NewCo and Seller NewCo, other than correcting typographical or ministerial errors, admitting members in accordance with the LLC Agreement or establishing a management incentive plan or the issuance of equity securities thereunder so long as such plan or equity issuance does not affect Seller NewCo’s rights, obligations, economic interests or governance rights under the LLC Agreement.

The LLC Agreement will provide for customary restrictions on transfers of MRO Holdings equity interests, subject to certain permitted-transfer exceptions, preemptive rights with respect to new equity issuances by MRO Holdings, and drag-along rights in connection with specified sale transactions. AAR NewCo’s drag-along right will allow AAR NewCo to cause a sale transaction following the fourth anniversary of the Closing, and in connection with such drag-along transaction, Seller NewCo will be entitled to receive the greater of (i) its pro rata share of the aggregate consideration and (ii) the call option purchase price that would be payable for its units pursuant to AAR NewCo’s call rights. Subject to applicable law and the terms of the LLC Agreement, distributions will generally be made pro rata to the members based on their respective units, and the LLC Agreement will provide for tax distributions in specified circumstances. The LLC Agreement will restrict all distributions to the members until the second anniversary of the Closing.

The LLC Agreement will also provide AAR NewCo with a call option to acquire all of Seller NewCo’s remaining units in MRO Holdings over a defined timeline (the “Call Option”). The Call Option will consist of (a) an initial option to acquire 5% of the units of MRO Holdings held by Seller NewCo as of immediately prior to the Closing from Seller NewCo, exercisable at any time prior to or following the Closing, subject to specified expiration events and (b) options to acquire all of Seller NewCo’s remaining units of MRO Holdings in three tranches, with the first, second and third tranches becoming exercisable on the second, third and fourth anniversaries of the Closing, respectively. Following the exercise of all three tranches, AAR NewCo shall have acquired all of the units of MRO Holdings held by Seller NewCo. Each tranche of the Call Option may be exercised during any 20-day period following the end of a fiscal month after it becomes exercisable. For the three-tranche Call Option, the purchase price will be determined based on the equity value of MRO Holdings calculated as the product of MRO Holdings’ last-twelve-months pro forma adjusted EBITDA and an applicable multiple (which is the greater of 13.5x and the ratio of the Company’s enterprise value to its last-twelve-months adjusted EBITDA, subject to a cap of 15.25x), adjusted for indebtedness, cash, equity method investments, minority interests and net working capital of MRO Holdings, along with other adjustments for expansion hangar capital expenditures, a run-rate true-up mechanism and an adjustment to the extent the Company subsequently gives effect to an EBITDA adjustment in its public filings that was previously requested by Seller NewCo and declined by AAR NewCo. The call option purchase price for each tranche equals the resulting equity value of MRO Holdings multiplied by the proportion of Seller NewCo’s units being acquired pursuant to such call option relative to the total outstanding equity securities of MRO Holdings.

Seller NewCo will have the ability to dispute the proposed calculations of the call option purchase price with any disputes to be resolved by an independent accounting or valuation firm in accordance with the LLC Agreement. Following each call closing, the applicable call option purchase price is also subject to a true-up based on actual indebtedness, cash and net working capital as of the call option closing, with any disputes to be resolved by an independent accounting or valuation firm in accordance with the procedures set forth in the LLC Agreement. At each call closing, AAR NewCo will deposit with an escrow agent an amount equal to 5% of target net working capital to secure post-closing adjustment obligations. For the initial 5% option, the purchase price will be the greater of (i) a per-unit price derived from the Cash Purchase Price paid by the Company in the Acquisition and (ii) the call option purchase price that would otherwise be applicable under the three-tranche Call Option. If AAR NewCo does not exercise a tranche of the Call Option within 60 days after it first becomes exercisable, then, at the time such tranche is exercised, the call option equity value used to determine the applicable purchase price will be the greater of (i) the call option equity value as of the date such tranche is first exercisable plus an amount equal to 8% per annum beginning on the fourth anniversary of the Closing and (ii) the call option equity value as of the date such tranche is actually exercised. The Call Option will expire upon the earlier of the sixth anniversary of the Closing, the date Seller NewCo ceases to hold any units, and the consummation of a sale of MRO Holdings. Certain deadlines and timing with respect to the Call Option will be subject to delay to the extent of the occurrence of a force majeure event and any related timing requirements will be tolled until such force majeure event is no longer continuing. In the event of a change of control of AAR NewCo, Seller will have the right to require AAR NewCo to purchase all of Seller NewCo’s units at a purchase price determined using the same equity valuation methodology applicable to the Call Option. If AAR NewCo has not exercised its call rights by the sixth anniversary of the Closing, Seller NewCo will have the right to cause MRO Holdings to initiate a sale process, subject to the terms and conditions set forth in the LLC Agreement.

Under the LLC Agreement, from the effective date of the LLC Agreement until Seller NewCo no longer holds any units of MRO Holdings, AAR NewCo and its subsidiaries (other than MRO Holdings and its subsidiaries) will be restricted from building, developing, operating, owning, managing or acquiring any heavy maintenance facility in North America (excluding the United States and Canada), Central America, South America and the Caribbean, other than through MRO Holdings, subject to certain limited exceptions. AAR NewCo and its subsidiaries (other than MRO Holdings and its subsidiaries) will also be restricted from soliciting or hiring certain senior employees of MRO Holdings and its subsidiaries during such period. The LLC Agreement will also provide for an intercompany loan facility between AAR NewCo and a subsidiary of MRO Holdings, which will be integrated into the distribution and leverage mechanics of the LLC Agreement.

Form of Stockholder’s Agreement

At the Closing, certain indirect equityholders of the Seller (each, an “Initial Stockholder”) will enter into a Stockholder’s Agreement with the Company (collectively, the “Stockholder’s Agreements”). The Stockholder’s Agreements will provide for certain governance and registration rights and subject the Initial Stockholders party to such agreements to certain transfer and standstill restrictions with respect to the shares of the Series A Preferred Stock to be issued to the Initial Stockholders as consideration in the Acquisition and the shares of Common Stock, issuable upon conversion thereof (collectively, the “Consideration Shares”). During the standstill period set forth in the Stockholder’s Agreements, each Initial Stockholder will generally be required to attend meetings of stockholders and vote its voting securities in accordance with the recommendation of the Company’s board of directors on matters submitted to the Company’s stockholders for a vote, other than specified matters for which the Initial Stockholders may vote in their discretion. The Stockholder’s Agreements also provide the Company with an irrevocable proxy, exercisable only upon a specified failure of an Initial Stockholder to comply with such obligations.

Subject to certain customary exceptions, the Stockholder’s Agreements will restrict transfers of the Consideration Shares for 18 months following the Closing, with 33.3% of the Consideration Shares issued to any Initial Stockholder at Closing becoming transferable after six months and 66.7% of the Consideration Shares issued to any Initial Stockholder at Closing becoming transferable after 12 months. The Stockholder’s Agreements will also contain customary restrictions on transfers to certain restricted persons. The Stockholder’s Agreements will provide the Initial Stockholders with customary shelf registration and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, subject to the terms and conditions set forth therein, including customary suspension, indemnification and expense provisions. The registration rights will terminate when no registrable securities remain outstanding and held by the Initial Stockholders.

The foregoing description of the form of Stockholder’s Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Stockholder’s Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Debt Finance Commitments

In connection with the Acquisition, the Company and certain financial institutions have entered into a debt commitment letter (the “Debt Commitment Letter”) providing fully committed debt financing in an aggregate amount sufficient to fund a portion of the expected Cash Purchase Price and related fees and expenses. The obligations of the financing sources under the Debt Commitment Letter are subject to a number of customary conditions. The Acquisition is not subject to any financing condition.

Securities Purchase Agreement

Concurrently with the execution of the Share Purchase Agreement, on September 28, 2026, the Company entered into Securities Purchase Agreements (collectively, the “Securities Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement (the “PIPE Offering”), an aggregate of 2,215,791 shares (the “PIPE Shares”) of Common Stock, at a purchase price of $104.50 per share.

The gross proceeds of the PIPE Offering are expected to be approximately $231,550,159.50, before deducting applicable fees and other expenses. The Company intends to use the net proceeds from the PIPE Offering to fund, in part, the Cash Purchase Price payable in connection with the Acquisition.

The PIPE Offering is expected to close on October 1, 2026, subject to the satisfaction of customary closing conditions (the “PIPE Closing”). The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The PIPE Shares to be issued pursuant to the Securities Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and will be issued pursuant to the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The PIPE Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the PIPE Shares described herein.

Registration Rights Agreement

In connection with the PIPE Offering, the Company also entered into a Registration Rights Agreement, dated as of September 28, 2026 (the “Registration Rights Agreement”), with each of the Purchasers, providing for the registration for resale of the PIPE Shares pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) no later than the 30th calendar day following the PIPE Closing, subject to extension to the 90th calendar day if certain required financial information relating to the Acquisition is not yet available. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective no later than the 60th calendar day following the PIPE Closing (or, in the event of a full review by the SEC, the 90th calendar day following such closing).

The foregoing descriptions of the Securities Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 7.01.	Regulation FD Disclosure.

On September 28, 2026, the Company issued a press release announcing the execution of the Share Purchase Agreement and the Securities Purchase Agreement and made available on its website an investor presentation in relation therewith. Copies of the press release and the investor presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain statements, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein are subject to risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “continue,” “estimate,” “expect,” “project,” “plan,” “potential,” “predict,” “intend,” “believe,” “may,” “might,” “will,” “would,” “should,” “seek,” “could,” “positions,” “likely,” “target,” “goal,” “strategy” or similar expressions and the negatives of those terms in connection with any discussion of the timing or nature of future operating or financial performance or other events, including statements regarding the Company’s expectations, intentions or strategies regarding the PIPE Offering, the expected use of proceeds from the PIPE Offering, the Acquisition, the expected benefits of the Acquisition, the anticipated timetable for completing the Acquisition, and the impact of the Acquisition on the Company’s business and future financial condition and operating results.

These forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: factors that adversely affect the commercial aviation industry; adverse events and negative publicity in the aviation industry; a reduction in sales to the U.S. government and its contractors; cost overruns and losses on fixed-price contracts; nonperformance by subcontractors or suppliers; our ability to manage our operational footprint; a reduction in outsourcing of maintenance and repair activity by airlines; a shortage of skilled personnel or work stoppages; competition from other companies; financial, operational and legal risks arising as a result of operating internationally; the failure to complete, integrate and realize the anticipated benefits of acquisitions, including execution of related operational and financial plans; circumstances associated with divestitures; the inability to recover costs due to fluctuations in market values for aviation products and equipment; cyber or other security threats or disruptions; the need to make significant capital expenditures to keep pace with technological developments in our industry; restrictions on the use of intellectual property and tooling important to our business; the inability to protect the value of our intellectual property; our ability to manage our debt and fund our other liquidity needs; limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; non-compliance with restrictive and financial covenants contained in our debt and loan agreements; changes in or non-compliance with laws and regulations related to federal contractors, the aviation industry, international operations, safety and environmental matters, and the costs of complying with such laws and regulations; exposure to product liability and property claims that may be in excess of our liability insurance coverage; the risk that the Acquisition may not be completed in a timely manner or at all; the failure to satisfy the closing conditions to the Acquisition, including the receipt of required regulatory approvals; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Share Purchase Agreement, including in certain circumstances requiring the Company to pay a termination fee; the ability of the Company to obtain the necessary financing arrangements, including under the Debt Commitment Letter; the effect of the announcement or pendency of the Acquisition on the Company’s business relationships, operating results and business generally; risks that the Acquisition may disrupt the Company’s current business plans and operations; the Company’s ability to retain and hire key personnel in light of the Acquisition; risks related to diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the Acquisition; potential litigation relating to the Acquisition; the ability of the Company to successfully integrate MRO Panama and its subsidiaries following the Closing and to achieve the anticipated benefits of the Acquisition, including estimated cost and operational synergies, and the timeline to realize such benefits; the effects of the Acquisition on the Company’s earnings, financial condition, net leverage ratio and credit ratings; the risk that the conditions to the PIPE Closing are not satisfied; the fact that the PIPE Offering may cause dilution to the Company’s existing stockholders; the impact of the Acquisition on the Company’s business and future financial condition and operating results, including the ability of the Company or MRO Panama to repay or prepay indebtedness incurred in connection with the transaction or otherwise; and other factors disclosed in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026, as may be updated or supplemented by any subsequent filings with the SEC. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.

While the Company believes that its assumptions are reasonable, it cautions that it is very difficult to predict the impact of known factors, and it is impossible to anticipate all factors that could affect actual results. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The risks described in these reports are not the only risks the Company faces, as additional risks and uncertainties not currently known or foreseeable or deemed immaterial may materially adversely affect the Company’s business, financial condition or results of operations in future periods. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated as of September 28, 2026, by and among MROH Intermediate Holdco LLC, MRO Holdings, Inc. and AAR CORP.
3.1	Form of Certificate of Designations.
10.1	Form of Stockholder’s Agreement.
10.2	Form of Securities Purchase Agreement, dated as of September 28, 2026, by and among AAR CORP. and the purchasers party thereto.
10.3	Form of Registration Rights Agreement, dated as of September 28, 2026, by and among AAR CORP. and the purchasers party thereto.
99.1	Press release, dated September 28, 2026.
99.2	Investor Presentation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAR CORP.
Date: September 28, 2026
	By:	/s/ Jessica A. Garascia
Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary